AÉROPOSTALE REPORTS THIRD QUARTER 2011 RESULTS

New York, New York, November 30, 2011 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for young women and men, today reported results for the third quarter ended October 29, 2011.

Third Quarter Results
Diluted net earnings for the third quarter of fiscal 2011 were $0.30 per diluted share. The Company reported net earnings of $0.63 per diluted share in the third quarter last year.  The prior year net earnings included a previously disclosed after-tax charge of approximately $3.9 million, or $0.04 per diluted share, resulting from the related third quarter retirement plan payment to its Chairman and former Chief Executive Officer.

For the third quarter of fiscal 2011, total net sales decreased 1% to $596.5 million, from $602.8 million in the year ago period. Same store sales for the third quarter decreased 9%, compared to essentially flat same store sales last year.

E-Commerce
Total net sales for the Company’s e-commerce business for the third quarter of fiscal 2011 increased 19% to $45.7 million, from $38.3 million in the year ago period.

Cash Position and Share Repurchase Program
The Company ended the quarter with cash and cash equivalents of $109.4 million, and no debt. The Company currently has $145.2 million of availability remaining under its share repurchase program.

Store Growth and Capital Spending
The Company opened 7 Aéropostale and 6 P.S. from Aéropostale stores during the quarter. For the third quarter the company incurred $17.6 million in capital expenditures.

Fourth Quarter Guidance
The Company announced its earnings guidance for the fourth quarter of fiscal 2011.  The Company expects earnings in the range of $0.35 to $0.38 per diluted share for the fourth quarter.  The Company achieved diluted earnings per share of $0.95 in the fourth quarter last year.

Thomas P. Johnson, Chief Executive Officer, commented, “We are making incremental progress on our strategic initiatives by bringing more color and fashion to our merchandise assortment, managing our inventories appropriately and controlling our expenses carefully. However, we are not satisfied with our overall performance, and we remain cautious in our outlook.  The retail environment remains incredibly promotional with many teen retailers increasing both the depth and breadth of their promotions. Additionally, unemployment remains high and there is continued uncertainty about the overall economic environment.  Near-term we are focused on executing our holiday initiatives and long-term we remain committed to improving our financial performance as well as investing in future growth.”

Conference Call Information
The Company will be holding a conference call today at 4:15 P.M EDT to review its third quarter results. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com and www.fulldisclosure.com.  To listen to the broadcast your computer must have Windows Media Player installed. If you do not have Windows Media Player go to the latter site prior to the call, where you can download the software for free.

Aéropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 4 to 12 year-old kids through its P.S. from Aéropostale™ stores. The Company provides customers with a focused selection of high-quality, active-oriented, fashion and fashion basic merchandise at compelling values. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in its Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale™ products can be purchased in P.S. from Aéropostale™ stores and online at www.ps4u.com. The Company currently operates 918 Aéropostale stores in 50 states and Puerto Rico, 67 Aéropostale stores in Canada and 72 P.S. from Aéropostale stores in 21 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS.  ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS.  READERS ARE REFERRED TO THOSE SEC FILINGS.

EXHIBIT A

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	October 29, 2011	January 29, 2011	October 30, 2010

ASSETS
Current Assets:
Cash and cash equivalents	$109,379	$265,553	$239,457
Merchandise inventory	265,133	156,596	239,391
Other current assets	67,500	47,416	68,098
Total current assets	442,012	469,565	546,946

Fixtures, equipment and improvements, net	313,483	299,242	293,409

Other assets	5,830	4,390	7,009

TOTAL ASSETS	$761,325	$773,197	$847,364

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$ 171,592	$ 103,014	$ 142,572
Accrued expenses	77,701	113,088	91,937
Total current liabilities	249,293	216,102	234,509

Other non-current liabilities	129,834	124,458	116,237

Stockholders’ equity	382,198	432,637	496,618

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$761,325	$773,197	$847,364

EXHIBIT B

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
SELECTED STORE DATA

(in thousands, except per share and store data)

	13 weeks ended
	October 29, 2011		October 30, 2010
		% of sales		% of sales

Net sales	$596,506	100.0%	$602,756	100.0%

Cost of sales (including certain buying, occupancy and warehousing expenses)	434,985	72.9	382,169	63.4

Gross profit	161,521	27.1	220,587	36.6

Selling, general and administrative expenses	121,793	20.4	124,285	20.6

Income from operations	39,728	6.7	96,302	16.0

Interest expense, net	185	0.0	10	0.0

Income before income taxes	39,543	6.7	96,292	16.0

Income taxes	15,435	2.7	37,757	6.3

Net income	$24,108	4.0%	$58,535	9.7%

Basic earnings per share	$0.30		$0.64

Diluted earnings per share	$0.30		$0.63

Weighted average basic shares	80,741		91,954

Weighted average diluted shares	81,068		92,916

STORE DATA:

Comparable store sales (decrease) increase	(9)%		0%

Stores open at end of period	1,055		1,002

Total square footage at end of period	3,886,083		3,634,603

Average square footage during period	3,862,152		3,596,305

EXHIBIT C

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
SELECTED STORE DATA

(in thousands, except per share and store data)

	39 weeks ended
	October 29, 2011		October 30, 2010
		% of sales		% of sales

Net sales	$1,533,880	100.0%	$1,561,103	100.0%

Cost of sales (including certain buying, occupancy and warehousing expenses)	1,121,666	73.1	973,067	62.3

Gross profit	412,214	26.9	588,036	37.7

Selling, general and administrative expenses	339,524	22.2	345,115	22.1

Income from operations	72,690	4.7	242,921	15.6

Interest expense, net	300	0.0	50	0.0

Income before income taxes	72,390	4.7	242,871	15.6

Income taxes	28,974	1.9	95,352	6.1

Net income	$43,416	2.8%	$147,519	9.5%

Basic earnings per share	$0.53		$1.58

Diluted earnings per share	$0.53		$1.57

Weighted average basic shares	81,358		93,113

Weighted average diluted shares	81,924		94,150

STORE DATA:

Comparable store sales (decrease) increase	(10)%		3%

Average square footage during period	3,806,693		3,520,657